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                                                                     EXHIBIT 5.1

                                  WHITE & CASE
                           1155 AVENUE OF THE AMERICAS
                             NEW YORK, NEW YORK 10036
                                  (212) 819-8200

                                                                October 12, 1994

ASARCO Incorporated
180 Maiden Lane
New York, New York 10038

Dear Sirs:

     We refer to the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in the form in which it is to be filed today by Asarco Incorporated, a New Jersey corporation ("Asarco"), with the Securities and Exchange Commission (the "Commission"), relating to (A) up to $300,000,000 aggregate principal amount or initial offering price of Asarco's (i) debt securities or convertible debt securities consisting of debentures, notes or other unsecured evidences of indebtedness to be issued from time to time pursuant to the terms of an Indenture, to be dated as of October 1, 1994, between Asarco and Chemical Bank, as Trustee, a form of which is being filed as an exhibit to the Registration Statement (the "Indenture"); (ii) shares of its preferred stock or convertible preferred stock, the specific titles, rights and terms of which will be set forth in a Certificate of Designation which will be filed (or incorporated by reference) as an exhibit to the Registration Statement ("Certificate of Designation"), fractional shares of which preferred stock may be represented by depositary receipts for depositary shares issued under a Deposit Agreement, a form of which is being filed as an exhibit to the Registration Statement ("Deposit Agreement"); (iii) shares of its common stock, and (iv) warrants to purchase such securities of Asarco or to receive such cash payments as shall be designated by Asarco pursuant to the terms of Warrant Agreements, forms of which are being filed as exhibits to the Registration Statement ("Warrant Agreements"); and (B) up to 10,353,363 outstanding shares of Asarco's common stock which may be offered and sold by a selling stockholder. The debt securities, convertible debt securities, preferred stock, convertible preferred stock, depositary shares, common stock and warrants referred to in the preceding sentence are herein collectively referred to as the "Securities." The Securities are to be sold to or through underwriters, to other purchasers or through agents. The issuance and terms of the Securities to be offered and sold by Asarco are to be authorized and approved and the manner of sale is to be determined in additional proceedings proposed to be taken by Asarco's Board of Directors or a committee thereof.

     We have examined the originals, or photostatic or certified copies, of such records of Asarco, certificates of officers of Asarco and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. We have relied upon such certificates of officers of Asarco and statements and information furnished by officers of Asarco with respect to the accuracy of material factual matters contained therein which were not independently established. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

     Based upon our examination mentioned above, subject to the assumptions stated, and subject to such proposed additional proceedings being taken prior to the issuance of the Securities, to the terms of the Securities being otherwise in compliance with then applicable law, and, to the extent applicable to the Securities to be issued, to the execution and delivery of the Indenture, the Deposit Agreement and the Warrant Agreements, and the authorization, execution, filing and recording of one or more Certificates of Designation, it is our opinion that the Securities, upon issuance and sale by Asarco as contemplated in the Registration Statement and any amendments and Prospectus Supplements thereto, will have been duty authorized by Asarco and validly issued, fully paid and non-assessable, that outstanding shares of common
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stock when sold by the selling stockholder, will be validly issued, fully paid and non-assessable, and that the Securities, when duly executed, authenticated, issued and delivered against payment therefor in accordance with the Indenture or the Warrant Agreements, will constitute legally binding obligations of Asarco.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                          Very truly yours,

                                          WHITE & CASE